EXHIBIT 3.1

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                                  AND RIGHTS OF
                             5% SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                          TNX TELEVISION HOLDINGS, INC.

                         (PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

            TNX TELEVISION HOLDINGS, INC., a Delaware corporation (the "Company"), hereby certifies that the following resolution was duly approved and adopted by the Board of Directors of the Corporation (the "Board of Directors") by a unanimous written consent of the Board of Directors dated as of April 22, 2004 in lieu of a meeting in accordance with Section 141(f) of the Delaware General Corporation Law which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, there is hereby created and authorized a series of Preferred Stock (as defined below) of the Company, and the designation and amount thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      1. Designation, Amount and Par Value. The series of preferred stock shall be designated the 5% Series A Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 10,085. Each share of Preferred Stock shall have a par value of $.001 per share and a stated value equal to the sum of $1,000 plus all accumulated and unpaid dividends to the date of determination (the "STATED VALUE").

      2. Definitions. As used in this Certificate of Designation, the following terms shall have the meanings set forth in this Section 2:

            "BANKRUPTCY  EVENT"  means  any of the  following  events:  (a)  the
      Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

            "BLOOMBERG" means Bloomberg L.P. (or any successor providing the service of reporting share prices).

            "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-third of the voting rights or equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company's board of directors in a single election of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a Fundamental Transaction, a merger or consolidation of the Company or any Subsidiary or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-third of the voting rights or equity interests in the Company, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets;
      (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

            "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board), the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Holders holding a majority of the shares of Preferred Stock then outstanding.


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

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON STOCK" means the Company's common stock, par value $.001 per share, and stock of any other class into which such shares may be reclassified or changed.

            "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

            "CONVERSION DATE" is the date specified in a Conversion Notice to effect conversions of Preferred Stock under Section 6(a)(i), which date may not be prior to the date the applicable Holder delivers such Conversion Notice. If no Conversion Date is specified in a Conversion Notice, then the Conversion Date for such notice shall be the date that such notice is deemed first delivered hereunder.

            "CONVERSION PRICE" means $1.35 (subject to adjustment in accordance with Section 6(g)).

            "CONVERSION RATIO" means, at any time, a fraction, the numerator of which is Stated Value subject to conversion and the denominator of which is the Conversion Price at such time.

            "DIVIDEND SHARES" means the shares of Common Stock issued or issuable in payment of dividends under Section 3.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holders pursuant to an effective registration statement, and the prospectus thereunder is available for use by the Holders to sell such shares, or all such shares are freely transferable by the Holders without volume restrictions pursuant to Rule 144(k) under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance reasonably acceptable to the Holders holding a majority of the shares of Preferred Stock then outstanding and the transfer agent for the Common Stock; (iii)(a) the Company shall have complied in all material respects with its obligations under the Transaction Documents, (b) the Common Stock shall at all times be listed or quoted (and is not suspended from trading) on a Trading Market, and (b) if required under the rules or regulation of such Trading Market, such shares of Common Stock are approved for listing on Trading Market upon issuance; (iv) such issuance would be permitted in full without violating Section 6(a)(iii) or the rules or regulations of the Trading Market on which such shares are listed or quoted; (v) no Bankruptcy Event has occurred; and (vi) no public announcement of a


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

      pending or proposed Change of Control Transaction has occurred that has not been abandoned, terminated or consummated.

            "FUNDAMENTAL TRANSACTION" any (i) merger or consolidation of the Company with or into another Person, (ii) any sale of all or substantially all of its assets in one or a series or related transactions in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

            "HOLDER" means a holder of one or more shares of Preferred Stock.

            "JUNIOR SECURITIES" means the Common Stock and all other equity securities of the Company other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

            "LIQUIDATION" means for any Person, any liquidation, dissolution or winding-up of such Person, whether voluntary or involuntary, by operation or law or otherwise.

            "ORIGINAL ISSUE DATE" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

            "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of April 23, 2004, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of April 23, 2004, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "REGISTRATION STATEMENT" means a registration statement meeting the requirements of the Registration Rights Agreement and covering the resale of, among other things, all Underlying Shares by the Holders, who shall be named as "selling stockholders" thereunder.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "STRATEGIC TRANSACTION" means a transaction or relationship in which the Company issues shares of Common Stock to a Person which is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not


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

      include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities.

            "SUBSIDIARY" means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

            "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded or quoted in the over-the-counter market, as reported by the OTC Bulletin Board, or
      (iii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

            "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

            "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

            "UNDERLYING SHARES" means, collectively, the shares of Common Stock issuable upon conversion of the Preferred Stock and the Dividend Shares. "VWAP" means on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period as reported by Bloomberg.

            "WARRANTS"  shall  have  the  meaning  set  forth  in  the  Purchase
      Agreement.

      3. Dividends.

            (a) Each Holder shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends on the Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 5% per annum, payable quarterly in arrears within three (3) Trading Days of each of March 31, June 30, September 30 and December 31 (each, a "DIVIDEND PAYMENT DATE"). Dividends on each share of Preferred Stock shall be calculated on the basis of a 360-day year, shall accumulate daily commencing on the Original Issue Date (regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such shares of Preferred Stock), and shall be deemed to accumulate from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.


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

            (b) Subject to the conditions and limitations set forth below, the Company will pay dividends, at its option, either (i) in cash, or (ii) by delivering by the third Trading Day following the Dividend Payment Date (such third Trading Day, a "DELIVERY DATE"), a number of freely tradable Dividend Shares equal to the quotient obtained by dividing the amount of such dividend by the average of the VWAP for the five (5) Trading Days immediately preceding (but not including) the Dividend Payment Date. The Company must deliver written notice to each Holder indicating the manner in which it intends to pay dividends at least five (5) Trading Days prior to each Dividend Payment Date, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised. The Company must make the same election as to all Holders for any particular Delivery Date. Failure to timely provide such written notice shall be deemed an election by the Company to pay such dividends in cash. Notwithstanding the foregoing, the Company may not pay dividends in Dividend Shares unless, during the period between the date of the Company's notice of election under this Section (or, if the Company shall have issued a standing election under this Section that has not been modified, the applicable Dividend Payment Date) and the Delivery Date, the Equity Conditions are satisfied with respect to all Dividend Shares proposed to be issued and all of the Underlying Shares then issuable upon conversion in full of the full amount of all outstanding shares of Preferred Stock. In case such Equity Conditions are not satisfied, the Company shall, on the Delivery Date, pay the applicable dividend payment to the Holders in cash. If the Company is required to but fails for any reason to pay dividends in cash by the Delivery Date, any Holder may (but shall not be required to) treat such interest as if it had been added to the Stated Value as of such Delivery Date. Any dividends to be paid in cash hereunder that are not paid by the Delivery Date and not added to Stated Value shall continue to accumulate and shall entail a late fee, which must be paid in cash, at the rate of 10% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

      4. Certain Protective Rights.

            Except as otherwise required by law, the Holders shall not be entitled to vote on any matter. Notwithstanding the preceding sentence, for so long as any of the shares of Preferred Stock are outstanding, the Company and its Subsidiaries shall not, without the affirmative vote of the Holders of at least a majority of the shares of Preferred Stock then outstanding:

                  (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation;

                  (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to the Preferred Stock;

                  (iii) redeem, purchase or otherwise acquire directly or indirectly any securities of the Company,

                  (iv) directly or indirectly pay or declare any dividend or make any distribution (other than dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment obligations to the Preferred Stock) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any


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

monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or securities pari passu with the Preferred Stock; or

                  (v) enter into any agreement with respect to the foregoing provisions (i) through (iv).

      5.Liquidation. Upon any Liquidation, the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts to all Holders, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective Stated Values represented by the Preferred Stock then held by them. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder. A Change of Control Transaction shall not constitute a Liquidation.

      6. Conversion.

            (a) (i) Conversion at Option of a Holder. Each share of Preferred Stock shall be convertible into Underlying Shares at the Conversion Ratio, at the option of the applicable Holder, at any time and from time to time from and after the Original Issue Date. A Holder shall effect conversions under this
Section 6(a)(i) by delivering the Company with a written notice in the form attached hereto as Exhibit A (a "CONVERSION NOTICE"), together with a schedule in the form of Schedule 1 attached hereto (the "CONVERSION SCHEDULE").

                  (ii) Conversion at Option of the Company. Subject to the provisions of this Section 6(b), if at any time: (i) the VWAP of the Common Stock for each of 30 consecutive Trading Days is greater than $4.00 (subject to adjustment pursuant to Section 6(g)), and (ii) all of the Equity Conditions (other than as to clause (iv) of the definition thereof in connection with the initial delivery of such notice, it being understood that such clause does apply to the period from such delivery through the Company Conversion Date) are in effect during the entire 30 Trading Day period referenced in (i) above through the Company Conversion Date as set forth in the Company's notice pursuant to this Section (the "COMPANY CONVERSION CONDITION PERIOD"), then the Company may, in its sole discretion, require the conversion of all (but not less than all) of the then outstanding shares of Preferred Stock on the date that is the 30th day after written notice thereof (a "COMPANY CONVERSION NOTICE") is received by all the Holders (the "COMPANY CONVERSION DATE") at the addresses last shown on the records of the Company for each such Holder or given by each such Holder to the Company for the purpose of notice; provided, that the condition referenced in
(ii) above that all of the Equity Conditions be in effect during the entire 30 Trading Day period referenced in (i) above must be in effect at all times during the entire Company Conversion Condition Period, or any such Company Conversion Notice shall be null and void. The Company and each Holder agree that, if and to the extent Section 6(a)(iii)(1) or 6(a)(iii)(2) would restrict the ability of a Holder to convert the full outstanding Stated Value of its shares of Preferred Stock in the event of a delivery of a Company Conversion Notice, then notwithstanding anything to the contrary set forth in the Company Conversion Notice, the Company Conversion Notice as to such Holder shall be deemed


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automatically  amended to apply only to such  portion of the Stated Value as may be converted by such Holder by the Company Conversion Date in accordance with such Sections as are then in effect. A Holder will promptly (and, in any event, prior to the Company Conversion Date) notify the Company in writing following receipt of a Company Conversion Notice if 6(a)(iii)(1) or 6(a)(iii)(2) would restrict its conversion of Stated Value, specifying therein the Stated Value so restricted. The Company covenants and agrees that it will honor all Conversion Notices tendered through 6:30 p.m. (New York City time) on the Company Conversion Date

                  (iii) Certain Conversion Restrictions.

                        (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Preferred Stock shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated herein. By written notice to the Company, a Holder may waive the provisions of this Section as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other Holder.

                        (2) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Preferred Stock shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated herein. This restriction may not be waived.

            (b) Mechanics of Conversion.


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

                  (i)  The  number  of  Underlying   Shares  issuable  upon  any
conversion hereunder shall equal the Stated Value of Preferred Stock to be converted, divided by the Conversion Price.

                  (ii) To effect conversions hereunder, a Holder shall not be required to physically surrender certificates representing the shares of Preferred Stock being converted unless all shares of Preferred Stock represented by such certificate are being converted, in which event, such Holder shall deliver such certificate promptly to the Company (it being understood that such delivery is not a condition precedent to the Company's obligations to deliver Underlying Shares upon such conversion).

            (c) On any Conversion Date, the Company shall promptly (but in no event later than three Trading Days after such Conversion Date) issue and deliver to the applicable Holder, a certificate for the Underlying Shares issuable in such conversion, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of a Holder and subsequent to the date on which a registration statement covering the resale of the Underlying Shares has been declared effective by the Commission, use its reasonable best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Underlying Shares electronically through the Depository Trust Corporation. Conversions hereunder shall have the effect of lowering the outstanding Stated Value of the applicable shares of Preferred Stock in an amount equal to the applicable conversion. If a Holder is converting less than all of the Stated Value represented by a Preferred Stock certificate, or if a conversion hereunder may not be effected in full due to the application of Section 6(a)(iii), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder a Conversion Schedule indicating the Stated Value which has not been converted.

            (d) If by the third Trading Day after a Conversion Date the Company fails to deliver the required number of Underlying Shares in the manner required pursuant to Section 6(c), then the applicable Holder will have the right to rescind such conversion.

            (e) If by the third Trading Day after a Conversion Date the Company fails to deliver the required number of Underlying Shares in the manner required pursuant to Section 6(c), and if after such third Trading Day and prior to the receipt of such Underlying Shares, the applicable Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which such Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall
(1) pay in cash to such Holder the amount by which (x) such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by (B) the Closing Price at the time of the obligation giving rise to such purchase obligation and (2) at the option of such Holder, either reinstate the number of shares of Preferred Stock and equivalent number of Underlying Shares for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. Such Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In.

            (f) The Company's obligations to issue and deliver Underlying Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the issuance of Underlying Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversions of Preferred Stock as required pursuant to the terms hereof.

            (g) Adjustments to Conversion Price. The Conversion Price in effect on any Conversion Date shall be subject to adjustments in accordance with this
Section 6(g):

                  (i) Stock Dividends and Splits. If the Company, at any time while shares of Preferred Stock are outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                  (ii) (1) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable with respect to Common Stock Equivalents, at any time while shares of Preferred Stock are outstanding, shall issue any Common Stock or any Common Stock Equivalents entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustment will be made under this subsection as a result of: (i) the issuance of securities upon the exercise or conversion of any Common Stock or Common Stock Equivalents issued by the Company prior to the date hereof (but will apply to any amendments, modifications and reissuances thereof), (ii) the grant of options, warrants or other Common Stock Equivalents under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein, unless such amendments or other modifications are approved by the Company's stockholders) and the issuance of Common Stock in respect thereof, (iii) securities granted or issued in connection with a Strategic Transaction or as the purchase price for the acquisition of a third party company or all or a portion of the assets of a third party company, or (iv) the issuance of Common Stock in connection with a firm commitment underwritten public offering of Common Stock resulting in net proceeds to the Company of not less than $15,000,000 (which shall not include equity lines of credit or takedowns off of shelf registration statements or similar transactions).

                        (2) If, at any time while shares of Preferred Stock are outstanding, the Company or any Subsidiary issues Common Stock Equivalents at a price per share that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Conversion Price will be determined separately on each conversion date and will be deemed to equal the lowest price per share at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such conversion date (regardless of whether any such holder actually acquires any shares on such date).

                        (3) For the purposes of any adjustment of a Conversion Price pursuant to Section 6(g)(ii)(1), the following provisions shall be applicable:

                              (i) In the case of the  issuance  of Common  Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                              (ii) In the case of the  issuance of Common  Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors. Notwithstanding the foregoing, in the event a Holder disagrees with the fair market value determined by the Board of Directors, the Board of Directors shall hire a neutral third party appraiser, acceptable to the Holders, to determine the fair market value at the Board of Directors' sole cost and expense.

                              (iii) In the case of the  issuance  of  options or
warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, except for options or warrants to acquire securities set forth in 6(g)(ii)(1)(ii) and 6(g)(ii)(1)(iii):

                                    (A) the aggregate  maximum  number of shares
of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (B) the aggregate  maximum  number of shares
of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, warrants or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accumulated dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subparagraphs (i) and (ii) above); and

                                    (C) upon the  expiration of any such options
or warrants or the termination of any rights, convertible securities or exchangeable securities, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been in effect at the time of such expiration or termination had such options, warrants, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                              (iv)  In the  case of the  issuance  of  units  of
securities, the consideration deemed to be paid for each share of Common Stock shall be determined by allocating the price paid for the unit to the lesser of
(i) the Common Stock or convertible securities included in the unit and (ii) any option, warrant or other right exercisable for Common Stock included in the unit.

                  (iii) Fundamental Transactions. If, at any time while shares of Preferred Stock are outstanding the Company engages in a Fundamental, then each Holder shall have the right thereafter to receive, upon conversion of shares of such Holder's Preferred Stock, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Underlying Shares then issuable upon conversion of all of such Holder's shares of Preferred Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of such Holder's Preferred Stock following such Fundamental Transaction. At each Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to such Holder shares of preferred stock having rights, privileges and preferences substantially similar to the rights, privileges and preferences of the Preferred Stock and consistent with the foregoing provisions and evidencing such Holder's right to receive the Alternate Consideration for the Conversion Price upon conversion thereof, or (2) purchase the Preferred Stock from such Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the greater of (A) the Stated Value of the Preferred Stock held by such Holder and (B) the Stated Value of the Preferred Stock divided by the Conversion Price on the Trading Day immediately preceding (x) the date of prior to such Fundamental Transaction or (y) the date the amount set forth in this section is paid in full, whichever is less, multiplied by the Closing Price on (x) the date of the Fundamental Transaction or (y) the date the amount set forth in this section is paid in full, whichever is greater. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that the Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (iv) Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (v) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to the terms hereof, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment, including a statement of the Conversion Price and adjusted number or type of Underlying Shares or other securities issuable upon conversion of a share of Preferred Stock (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to each Holder and to the Company's Transfer Agent.

                  (vi) Reclassifications; Share Exchanges. In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), each Holder of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and such Holders shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

            (h) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized and issued and be fully paid and nonassessable.

            (i) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price on the applicable Conversion Date. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Company shall pay an amount in cash equal to the Conversion Price multiplied by such fraction.

            (j) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

      7. Miscellaneous.

            (a) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or Change of Control Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holders a notice describing the material terms and conditions of such transaction, at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert its Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

            (b) Notices. Any and all notices or other communications or deliveries to be provided by the Holders, including, without limitation, any Holder Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the President of the Company addressed to TNX Television Holdings, Inc., 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103, Facsimile No.: (215) 972-8183, Attention: President, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time)(with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designation, Preferences and Rights to be signed by David N. Shevrin, its Vice President of Strategic Planning and Finance and Secretary, this 26th of April, 2004


                                 By: /s/ David N. Shevrin
                                     ----------------------
                                     Name: David N. Shevrin
                                     Title: Vice President of Strategic Planning